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                                                                     EXHIBIT 11


                            NEXTLINK COMMUNICATIONS, INC.
               STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE



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                                                                         THREE MONTHS
                                                                             ENDED
                                                                      SEPTEMBER 30, 1997
                                                                 -----------------------------
                                                                 (Dollars in thousands, except
                                                                        per share data)
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Weighted average common shares outstanding........................       37,873,532
 Net effect of stock options granted and common stock issued during the 12 month period prior to the Company's filing of its initial public offering at less than the offering price, calculated using the treasury stock method at the offering
 price of $17.00 per share, and treated as outstanding for
 all periods presented............................................        1,383,594
                                                                        ------------
Shares used in computation of net loss per share..................       39,257,126
                                                                        ------------
                                                                        ------------

Net loss..........................................................      $   (31,585)

Preferred stock dividends and accretion of preferred stock
 redemption obligation, including issue costs.....................          (10,798)
                                                                        ------------
Net loss applicable to common shares..............................      $   (42,383)
                                                                        ------------
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